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                                                                    EXHIBIT 10.5




                                       March 29, 2001

Mr. Bruce Barrett
President & Chief Executive Officer
Somanetics Corporation
1653 East Maple Road
Troy, MI 48083

Re:      Private Placement of Common Shares

Dear Bruce:

         This letter agreement (the "Letter Agreement") confirms the agreement of Somanetics Corporation (the "Company") to retain Brean Murray & Co., Inc. ("Brean Murray") as the Company's exclusive placement agent in connection with the proposed private placement of the Company's Common Shares.

1. The Retainer. The Company hereby retains Brean Murray as its exclusive placement agent in connection with the Placement (defined in paragraph 2) effective as of the date of the Company's acceptance of this Letter Agreement (the "Retainer").

2. The Placement. Pursuant to the Retainer, Brean Murray hereby agrees to assist the Company in arranging a private placement or similar financing transaction (the "Placement") of up to 1,325,000 of the Company's Common Shares (the "Stock"). Final terms and conditions of the Placement will be subject to, among other things, the satisfactory completion by Brean Murray of such inquiry and investigation of the transactions contemplated hereby and of the Company as Brean Murray deems reasonably appropriate and to the absence in Brean Murray's reasonable determination of a material adverse change in the conditions in the markets for the Bridge or the Placement or the financial markets generally.

3. Compensation. In consideration of Brean Murray's services in connection with the Placement, the Company hereby agrees to pay to Brean Murray at the closing of the Placement, in immediately available funds, a cash fee equal to five Percent (5%) of the aggregate gross proceeds (the "Placement Fee") except in regards to monies received from the Brean Murray & Co. Profit Sharing Plan and Robert Henry for which there shall be no fee. The Company will also sell to Brean Murray for $100 a five- year warrant (the "Warrant"), with cashless exercise and customary anti-dilution provisions (similar to the warrant granted in 1997), to purchase at a price equal to 120% of the purchase price of the Stock, 25,000 shares of common stock.


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4.       Costs. In addition to the consideration payable to Brean Murray pursuant to paragraph 3 hereof, the Company hereby agrees to reimburse Brean Murray from time to time for its reasonable and actual documented out-of-pocket expenses incurred by it in connection with the Placement including, but not limited to, accounting and legal expenses, payable upon Brean Murray's request and regardless of whether the Placement shall be consummated. However, any expenses in excess of $1,000 will be reimbursed by the Company only if the Company approved the incurrence of such expenses by Brean Murray. In addition, the Company shall pay all fees and expenses relating to Blue Sky matters, printing costs, Company counsel and accounting costs and any other costs incurred by the Company in connection with the Placement.

5. Indemnification. The Company and Brean Murray hereby agree to the terms and conditions of the Indemnification Agreement attached hereto as Exhibit A and incorporated herein by reference.

6. Termination. This Letter Agreement shall terminate Two (2) months after the Company's acceptance hereof, unless extended by mutual consent in writing. Notwithstanding the foregoing, it is agreed that the provisions of paragraphs 3 through 7 and paragraph 9 hereof will survive any such termination. In the event that this Letter Agreement terminates and no closing of the Placement occurs, Brean Murray will be entitled to the Placement Fee and the Warrant with respect to any financing transaction (whether equity, debt or a combination) with any prospective investor that was specifically introduced to the Company by Brean Murray for the purposes of the Placement and that is consummated within twelve
(12) months following the termination of this Letter Agreement. The Company shall have the absolute right at any time to terminate this Agreement and to refrain from selling any Stock to prospective investors.

7. Due Authorization. Each of the parties represents that it is duly authorized to execute this Letter Agreement.

8. Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

9. Governing Law; Jurisdiction. This Letter Agreement shall be governed by the laws of the State of New York governing contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

10. Miscellaneous. This Letter Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. Neither this Letter Agreement nor its substance shall be disclosed except to those who are in a confidential relationship with the Company or where the same is required by law or Nasdaq rules. This Letter Agreement may not be amended, nor may any of its provisions be waived, except by written agreement signed by both parties. This Letter Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and Brean Murray.


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         We appreciate the opportunity to provide this Letter Agreement to you and look forward to working with you toward a successful completion of the financing. If the foregoing is in accord with your understanding of our agreement, please sign in the space provided on the duplicate original hereof and return a signed duplicate to Brean Murray, whereupon it shall constitute our binding agreement.


                                                 Very truly yours,
                                                 BREAN MURRAY & CO., INC.

                                                 By:/s/ John Fletcher
                                                    ----------------------------
                                                        John Fletcher
                                                        Vice President

Accepted this 29 day of March 2001.
SOMANETICS CORPORATION

By:/s/ Bruce Barrett
   ----------------------------------------
       Bruce Barrett
       President & Chief Executive Officer











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                                   SCHEDULE A

                            INDEMNIFICATION AGREEMENT


         Exhibit A to the Letter Agreement (the "Letter Agreement") dated March 29, 2001 by and between Somanetics Corporation (the "Company") and Brean Murray & Co., Inc. ("BMC").

         The Company agrees to indemnify and hold BMC and its affiliates, control persons, directors, officers, advisors, representatives, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute, whether or not BMC or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of BMC's entering into or performing services under this Letter Agreement, or arising out of any matter including, without limitation, any material misstatement or omission of a material fact in any information provided to BMC or any prospective investor referred to in this Letter Agreement. This indemnity shall also include BMC and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in connection with such investigation, actions, proceedings or disputes, which fees and expenses shall be periodically reimbursed to BMC and/or to any such other Indemnified Person as they are incurred; provided, however, that the indemnity set forth herein shall not apply where a court of competent jurisdiction has made a final determination that BMC acted in a grossly negligent manner or engaged in gross misconduct in the performance of its services hereunder which gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions herein above set forth shall apply and the Company shall perform its obligations hereunder or reimburse BMC and/or such other Indemnified Person periodically for its, his or their fees and expenses as they are incurred). The Company also agrees that neither BMC nor any Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for, or in connection with, any act or omission to act by BMC as a result of its engagement under this Letter Agreement, except for any such liability for losses, claims, damages, liabilities or expenses incurred that is found in a final determination by a court of competent jurisdiction to have resulted from BMC's gross negligence or gross misconduct.

         If for any reason the foregoing indemnification is unavailable to BMC or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by BMC or any such other Indemnified Person as a result of such loss, claim, damage, liability, cost or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand, but also the relative fault of the Company and BMC or any such other Indemnified Person, on the other hand, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by BMC and any such other Indemnified Person hereunder exceed the amount of fees actually


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received by BMC pursuant to this Letter Agreement. The reimbursement, indemnity and contribution obligations of the Company herein above set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, BMC and any other Indemnified Person.

        The terms and conditions herein above set forth in this Exhibit A shall survive the termination or expiration of this Letter Agreement and shall continue indefinitely thereafter.


                                  Somanetics Corporation


                                  By:/s/ Bruce Barrett
                                     -------------------------------
                                         Bruce Barrett
                                         President and Chief Executive Officer



                                  Brean Murray & Co., Inc.


                                  By:/s/ John Fletcher
                                     --------------------------------------
                                         John Fletcher
                                         Vice President